(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5578

MKS Instruments Reports Q1 2011 Financial Results
Another record quarter in revenue and earnings

Andover, Mass., April 20, 2011 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reports first quarter 2011 financial results.

First Quarter Financial Results

Sales were $231.9 million, up 21% from $192.2 million in the first quarter of 2010 and up 6% from $219.0 million in the fourth quarter of 2010.

First quarter net income was $38.0 million, or $0.73 per diluted share, compared to net income of $29.2 million, or $0.58 per diluted share, in the first quarter of 2010 and $35.9 million, or $0.70 per diluted share, in the fourth quarter of 2010. Also in the first quarter, the board of directors authorized a quarterly cash dividend of $0.15 per share which was paid on March 18th.

Non-GAAP net earnings, which exclude discontinued operations and special charges, were $38.2 million, or $0.73 per diluted share, compared to $28.9 million, or $0.57 per diluted share, in the first quarter of 2010 and $34.4 million, or $0.67 per diluted share, in the fourth quarter of 2010.

Leo Berlinghieri, Chief Executive Officer and President, said, “We achieved another revenue record in the first quarter, with continued strength in the semiconductor market and significant growth in the other advanced markets we serve. In particular, sales to the solar market nearly doubled from the fourth quarter, to just over $30 million, as we completed delivery of the first quarter plan for the orders we announced receiving from a thin film solar customer in China late last year; sales to all other markets also increased, up 3% sequentially to $66 million.

“Underlying demand for semiconductors has remained strong and our customers continue to invest in both advanced technology and capacity expansion with the expectation that the global economy will continue to recover and grow. We also believe we will continue to see strength in the other advanced markets we serve. We estimate that our second quarter sales may range from $220 to $240 million and, at this volume, our non-GAAP net earnings could range from $0.62 to $0.76 per share.”

Conference Call Details

Management will discuss first quarter results on a conference call tomorrow at 8:30 a.m. (Eastern Time). Dial-in numbers are 1 (877) 941-2332 for domestic callers and 1 (480) 629-9722 for international callers. The call will be broadcast live and available for replay at www.mksinst.com. To hear a telephone replay through April 28, 2011, dial 1 (303) 590-3030, access code 4425390#.

Use of Non-GAAP Financial Results

The financial results that exclude discontinued operations, costs associated with acquisitions and special items, are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of non-GAAP financial measures, which exclude discontinued operations, costs associated with acquisitions and special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation, and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended (Note 1)
	March 31, 2011	March 31, 2010	December 31, 2010
Net sales	$231,851	$192,166	$218,978
Cost of sales	125,490	106,671	121,657

Gross profit	106,361	85,495	97,321
Research and development	16,896	15,675	15,790
Selling, general and administrative	32,707	27,812	32,880
Amortization of acquired intangible assets	250	469	250
Gain on sale of asset	—	(682)	—

Income from operations	56,508	42,221	48,401
Interest income, net	271	325	303

Income from continuing operations before income	56,779	42,546	48,704
taxes
Provision for income taxes	18,736	13,548	14,528

Income from continuing operations	38,043	28,998	34,176
Income from discontinued operations, net of taxes	—	227	1,773

Net income	$38,043	$29,225	$35,949

Basic income per share:
Continuing operations	$0.74	$0.58	$0.68
Discontinued operations	—	0.01	0.03

Net income	$0.74	$0.59	$0.71
Diluted income per share:
Continuing operations	$0.73	$0.57	$0.67
Discontinued operations	—	0.01	0.03

Net income	$0.73	$0.58	$0.70
Cash dividends per common share	$0.15	$—	$—
Weighted average shares outstanding:
Basic	51,407	49,601	50,415
Diluted	52,386	50,600	51,245
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Income from continuing operations	$38,043	$28,998	$34,176
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	250	469	250
Gain on sale of asset (Note 2)	—	(682)	—
Proforma tax adjustments	(65)	108	(66)

Non-GAAP net earnings (Note 3)	$38,228	$28,893	$34,360

Non-GAAP net earnings per share (Note 3)	$0.73	$0.57	$0.67

Weighted average shares outstanding	52,386	50,600	51,245

Note 1: During 2010, the Company sold two product lines that no longer met the Company’s long-term strategic objectives. The results of operations of the two product lines have been classified as discontinued operations in the consolidated statements of operations for prior year periods provided.

Note 2: The three month period ended March 31, 2010 includes a $682 gain on the sale of a vacated facility.

Note 3: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude results of discontinued operations, amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	March 31, 2011	December 31, 2010
ASSETS
Cash and short-term investments	$479,120	$431,933
Trade accounts receivable	155,682	138,181
Inventories	159,843	156,429
Other current assets	28,929	26,352

Total current assets	823,574	752,895
Property, plant and equipment, net	68,912	68,976
Goodwill	140,020	140,020
Other acquired intangible assets	1,493	1,743
Long-term marketable securities	1,301	—
Other assets	14,019	18,779

Total assets	$1,049,319	$982,413

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$1,511	$—
Accounts payable	34,856	36,427
Accrued expenses and other liabilities	73,685	73,259

Total current liabilities	110,052	109,686
Other long-term liabilities	27,823	25,688
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	694,355	663,792
Retained earnings	201,636	171,356
Other stockholders’ equity	15,340	11,778

Total stockholders’ equity	911,444	847,039

Total liabilities and stockholders’ equity	$1,049,319	$982,413